EXHIBIT 99.1
Sila Realty Trust, Inc.
First Quarter 2024 Results
TAMPA, FL (May 8, 2024) - Sila Realty Trust, Inc. today announced operating results for the first quarter ended March 31, 2024. All per share data has been retroactively adjusted to reflect the one-for-four reverse stock split which occurred on May 1, 2024.
Highlights of the Quarter Ended March 31, 2024 vs. March 31, 2023
•Rental revenue was $50.6 million, an increase of 2%.
•Net income attributable to common stockholders was $15.0 million, an increase of 5%.
•Funds from operations, or FFO*, was $33.8 million, an increase of 2%.
•Core funds from operations, or Core FFO*, was $36.2 million, an increase of 8%.
•Adjusted funds from operations, or AFFO*, was $38.3 million, an increase of 12%.
•Same store cash net operating income, or same store cash NOI*, was $39.8 million, an increase of 8%.
"The Company had an excellent start to the year as we demonstrated our ability to source, underwrite, and execute the acquisition of six core sector assets for approximately $125 million, growing our invested assets by approximately 4% in the first quarter alone,” stated Michael A. Seton, the Company’s President and Chief Executive Officer. “Our balance sheet proved to be a tool to grow the Company’s already highly diversified portfolio of institutional quality assets, while also demonstrating the critical nature of a fortress-like position by successfully closing on a new $250 million term loan extending our debt maturities. The Company had double digit AFFO* growth of 12%, driven, in part, by certain one-time items including a lease termination resulting from the sale of a non-strategic asset. Based on our low leverage and strong liquidity position, we believe we are optimally positioned to take advantage of market opportunities to drive stockholder value in a seemingly volatile capital markets environment. We recently announced our pursuit of a listing on the New York Stock Exchange, which will provide optionality to existing stockholders who desire to sell shares, and to new stockholders who desire to own stock in a stable and growing company like Sila Realty Trust which is focused on the defensive healthcare real estate sector and benefits from the net lease structure. We also believe that becoming publicly traded is critical to our accessing scale capital to drive stockholder value and truly benefit from the strong management platform which we have created over the past several years. I expect that 2024 will be a transformative and exciting year for Sila Realty Trust, as we continue to differentiate ourselves as a key knowledge investor in the healthcare REIT space.”

* Some of the financial measures throughout this press release are non-GAAP measures. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release for additional information and reconciliations to the most directly comparable GAAP measure.

Investing and Leasing
During the quarter ended March 31, 2024, the Company acquired six healthcare properties in two separate transactions for an aggregate purchase price of $124.9 million.
During the quarter ended March 31, 2024, the Company sold one real estate property for $1.5 million, generating net proceeds of $1.4 million.
During the quarter ended March 31, 2024, the Company's renewal lease executions totaled 304,009 rentable square feet.
As of March 31, 2024, the Company's properties had a weighted average leased rate of 99.2%, a weighted average remaining lease term of 8.4 years, and a weighted average rent escalation rate of 2.2%.
Debt and Capital
As of March 31, 2024, the Company had total principal debt outstanding of $525.0 million under the Company's credit facility, with a net debt leverage ratio, which is the ratio of principal debt outstanding less cash to adjusted fair value of real estate investments, of approximately 20.5%.
As of March 31, 2024, the Company’s outstanding debt was comprised of 100% fixed rate debt through the use of interest rate swaps. The Company’s weighted average interest rate on total debt was 3.3% as of March 31, 2024.
As of March 31, 2024, the Company had liquidity of approximately $590.2 million, consisting of $90.2 million in cash and cash equivalents and $500.0 million in borrowing base availability under its credit facility.
The Company declared distributions per share of common stock in the amount of $0.40 for the quarter ended March 31, 2024. The Company's dividend payout to AFFO ratio was 61.7% for the quarter ended March 31, 2024.
On April 8, 2024, the Company announced that its board of directors, or the Board, intends to pursue a listing of a class of the Company's common stock on the New York Stock Exchange, or the NYSE, under the ticker symbol "SILA" in the late second quarter or early third quarter of 2024. In anticipation of a listing event, on April 8, 2024, the Company amended its charter to effect a one-for-four reverse stock split, or the Reverse Stock Split, of each issued and outstanding share of each class of common stock, $0.01 par value per share, or the Common Stock, of the Company, effective May 1, 2024, and the Company also amended its charter to decrease the par value of each issued and outstanding share of the Company's Common Stock from $0.04 par value per share to $0.01 par value per share immediately after the Reverse Stock Split.
In light of the Company’s intention to pursue a listing event, on April 5, 2024, the Board voted to suspend the Company’s Amended and Restated Share Repurchase Program, or the SRP, effective immediately, and to terminate the SRP, effective upon a listing event. On April 5, 2024, the Board also voted to terminate the distribution reinvestment plan, effective May 1, 2024.
About Sila Realty Trust, Inc.
Sila Realty Trust, Inc. is a net lease real estate investment trust headquartered in Tampa, Florida, with a strategic focus on investing in the significant, growing, and resilient healthcare sector of the U.S. economy. The Company invests in high quality healthcare facilities along the continuum of care, which, we believe, generate predictable, durable, and growing income streams. Our portfolio is comprised of high quality tenants in geographically diverse facilities which are positioned to capitalize on the dynamic delivery of healthcare to patients. As of March 31, 2024, the Company owned 136 real estate properties and two undeveloped land parcels located in 64 markets across the United States.

Supplemental Information
The Company routinely provides information for investors and the marketplace through press releases, SEC filings and the Company's website at investors.silarealtytrust.com. The information that the Company posts to its website may be deemed material. Accordingly, the Company encourages investors and others interested in the Company to routinely monitor and review the information that the Company posts on its website, in addition to following the Company's press releases and SEC filings. A glossary of definitions (including those of certain non-GAAP financial measures) and other supplemental information may be found attached to the Current Report on Form 8-K filed on May 8, 2024.
Non-GAAP Financial Measures
This press release includes certain financial performance measures not defined by United States generally accepted accounting principles, or GAAP. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release. We believe such measures provide investors with additional information concerning our operating performance and a basis to compare our performance with the performance of other REITs. Our definitions and calculations of these non-GAAP measures may not be the same as similar measures reported by other REITs.
These non-GAAP financial measures should not be considered as alternatives to net income (loss) attributable to common stockholders (determined in accordance with GAAP) as indicators of our financial performance, as alternatives to cash flows from operating activities (determined in accordance with GAAP), or as measures of our liquidity, nor are these measures necessarily indicative of sufficient cash flows to fund all of our needs.
Forward-Looking Statements
Certain statements contained herein, including those regarding the Company's intention to pursue a public listing on the New York Stock Exchange and resulting anticipated optionality for stockholders, the criticality of a public listing on the New York Stock Exchange to access scale capital, the Company's positioning to take advantage of market opportunities to drive stockholder value and 2024 being a transformative and exciting year for the Company, may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provided by the same. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties. No forward-looking statement is intended to, nor shall it, serve as a guarantee of future performance. You can identify the forward-looking statements by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results, strategic acquisitions and growth opportunities, and future distributions. Forward-looking statements are subject to various risks and uncertainties and factors that could cause actual results to differ materially from the Company's expectations, and you should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond the Company's control and could materially affect the Company's results of operations, financial condition, cash flows, performance or future achievements or events, including those described under the section entitled Item 1A. "Risk Factors" of Part I of the Company's 2023 Annual Report on Form 10-K with the SEC a copy of which is available at www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

Investor Relations:

IR@silarealtytrust.com
Miles Callahan, Senior Vice President of Capital Markets and Investor Relations

Condensed Consolidated Balance Sheets (amounts in thousands, except share data)

	(Unaudited)
	March 31, 2024	December 31, 2023
ASSETS
Real estate:
Land	$165,768	$157,821
Buildings and improvements, less accumulated depreciation of $239,098 and $227,156, respectively	1,558,951	1,470,831
Total real estate, net	1,724,719	1,628,652
Cash and cash equivalents	90,242	202,019
Intangible assets, less accumulated amortization of $106,706 and $102,456, respectively	142,907	134,999
Goodwill	17,700	17,700
Right-of-use assets	36,118	36,384
Other assets	82,628	79,825
Total assets	$2,094,314	$2,099,579
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Credit facility, net of deferred financing costs of $3,991 and $1,847, respectively	$521,009	$523,153
Accounts payable and other liabilities	30,723	30,381
Intangible liabilities, less accumulated amortization of $7,790 and $7,417, respectively	9,065	10,452
Lease liabilities	41,010	41,158
Total liabilities	601,807	605,144
Stockholders’ equity:
Preferred stock, $0.01 par value per share, 100,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value per share, 510,000,000 shares authorized; 61,537,771 and 61,154,404 shares issued(1), respectively; 57,223,648 and 56,983,564 shares outstanding(1), respectively	572	570
Additional paid-in capital	2,047,457	2,044,450
Distributions in excess of accumulated earnings	(574,993)	(567,188)
Accumulated other comprehensive income	19,471	16,603
Total stockholders’ equity	1,492,507	1,494,435
Total liabilities and stockholders’ equity	$2,094,314	$2,099,579

(1)     Retroactively adjusted for the effects of the Reverse Stock Split effective May 1, 2024.

Condensed Consolidated (Unaudited) Quarterly Statements of Comprehensive Income (amounts in thousands, except share data and per share amounts)

	Three Months Ended March 31,
	2024	2023
Revenue:
Rental revenue	$50,639	$49,644
Expenses:
Rental expenses	5,554	4,850
General and administrative expenses	8,230	6,103
Depreciation and amortization	18,898	18,552
Impairment losses	—	344
Total operating expenses	32,682	29,849
Gain on real estate dispositions	76	21
Interest and other income	2,241	6
Interest expense	5,294	5,622
Net income attributable to common stockholders	$14,980	$14,200
Other comprehensive income (loss) - unrealized gain (loss) on interest rate swaps, net	2,868	(8,264)
Comprehensive income attributable to common stockholders	$17,848	$5,936
Weighted average number of common shares outstanding:
Basic(1)	57,113,041	56,640,434
Diluted(1)	57,661,507	57,101,070
Net income per common share attributable to common stockholders:
Basic(1)	$0.26	$0.25
Diluted(1)	$0.26	$0.25
Distributions declared per common share(1)	$0.40	$0.40

(1)     Retroactively adjusted for the effects of the Reverse Stock Split effective May 1, 2024.

Non-GAAP Financial Measures Reconciliation
A description of FFO, Core FFO and AFFO, and reconciliations of these non-GAAP measures to net income, the most directly comparable GAAP measure, and a description of same store cash NOI and reconciliation of this non-GAAP measure to rental revenue, the most directly comparable GAAP measure, are provided below.
Reconciliation of Net Income to FFO, Core FFO and AFFO (amounts in thousands)

	Three Months Ended March 31,
	2024	2023
Net income attributable to common stockholders	$14,980	$14,200
Adjustments:
Depreciation and amortization of real estate assets	18,875	18,531
Gain on real estate dispositions	(76)	(21)
Impairment losses	—	344
FFO	$33,779	$33,054
Adjustments:
Listing related expenses	56	—
Severance	1,863	32
Write-off of straight-line rent receivables related to prior periods	—	139
Accelerated stock-based compensation	863	—
Amortization of above (below) market lease intangibles, including ground leases	(629)	285
Loss on extinguishment of debt	228	—
Core FFO	$36,160	$33,510
Adjustments:
Deferred rent	2,388	519
Straight-line rent adjustments	(1,176)	(1,437)
Amortization of deferred financing costs	452	413
Stock-based compensation	461	1,242
AFFO	$38,285	$34,247
Funds From Operations (FFO)
FFO is calculated consistent with NAREIT's definition, as net income (calculated in accordance with GAAP), excluding gains (or losses) from sales of real estate assets and impairments of real estate assets, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. It should be noted, however, that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than the Company does, making comparisons less meaningful.
Core FFO
The Company believes Core FFO is a supplemental financial performance measure that provides investors with additional information to understand the Company's sustainable performance. The Company calculates Core FFO by adjusting FFO to remove the effect of items that are not expected to impact its operating performance on an ongoing basis or effect comparability to prior periods. These include listing related expenses, severance, write-off of straight-line rent receivables related to prior periods, accelerated stock-based compensation, amortization of above- and below-market lease intangibles (including ground leases) and loss on extinguishment of debt. Other REITs may use different methodologies for calculating Core FFO and, accordingly, the Company’s Core FFO may not be comparable to other REITs.

AFFO
The Company believes AFFO is a supplemental financial performance measure that provides investors appropriate supplemental information to evaluate the ongoing operations of the Company. AFFO is a metric used by management to evaluate the Company's dividend policy. The Company calculates AFFO by further adjusting Core FFO for the following items: deferred rent, current period straight-line rent adjustments, amortization of deferred financing costs and stock-based compensation. Other REITs may use different methodologies for calculating AFFO and, accordingly, the Company’s AFFO may not be comparable to other REITs.
FFO, Core FFO and AFFO should not be considered to be more relevant or accurate than the GAAP methodology in calculating net income or in its applicability in evaluating the Company's operational performance. The method used to evaluate the value and performance of real estate under GAAP should be considered as a more relevant measure of operating performance and considered more prominent than the non-GAAP FFO, Core FFO and AFFO measures and the adjustments to GAAP in calculating FFO, Core FFO and AFFO.
Reconciliation of Net Income to Same Store Cash Net Operating Income (Same Store Cash NOI) (amounts in thousands)

	Three Months Ended March 31,
	2024	2023
Rental revenue	$50,639	$49,644
Rental expenses	(5,554)	(4,850)
Net operating income	45,085	44,794
Adjustments:
Straight-line rent adjustments, net of write-offs	(1,176)	(1,298)
Amortization of above (below) market lease intangibles, including ground leases	(629)	285
Internal property management fee	1,272	1,336
Deferred rent	2,388	519
Cash NOI	46,940	45,636
Non-same store cash NOI	(7,149)	(8,656)
Same store cash NOI	39,791	36,980
General and administrative expenses	(8,230)	(6,103)
Depreciation and amortization	(18,898)	(18,552)
Impairment losses	—	(344)
Gain on real estate dispositions	76	21
Interest and other income	2,241	6
Interest expense	(5,294)	(5,622)
Straight-line rent adjustments, net of write-offs	1,176	1,298
Amortization of above (below) market lease intangibles, including ground leases	629	(285)
Internal property management fee	(1,272)	(1,336)
Deferred rent	(2,388)	(519)
Non-same store cash NOI	7,149	8,656
Net income attributable to common stockholders	$14,980	$14,200
NOI
The Company defines net operating income, or NOI, as rental revenue, less rental expenses, on an accrual basis.

Same Store Properties
In order to evaluate the overall portfolio, management analyzes the net operating income of same store properties. The Company defines "same store properties" as properties that were owned and operated for the entirety of both calendar periods being compared and excludes properties under development, re-development, or classified as held for sale. By evaluating same store properties, management is able to monitor the operations of the Company's existing properties for comparable periods to measure the performance of the current portfolio and readily observe the expected effects of new acquisitions and dispositions on net income. There were 127 same store properties for the quarters ended March 31, 2024 and 2023.
The Company defines Cash NOI as NOI for its properties, excluding the impact of GAAP adjustments to rental revenue and rental expenses, consisting of straight-line rent adjustments, net of write-offs, amortization of above- and below-market lease intangibles (including ground leases) and internal property management fees, then including deferred rent received in cash.